                                                              EXHIBIT 99.906CERT

                                                                   EXHIBIT 11(b)

SECTION 906 CERTIFICATIONS

                            SECTION 906 CERTIFICATION

         Joseph D. Gallagher, Chief Executive Officer, and Michael A. Pignataro, Chief Financial Officer, of The Latin America Equity Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1)      The Fund's periodic report on Form N-CSR for the period ended
December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


     /s/ Joseph D. Gallagher                         /s/ Michael A. Pignataro
     -----------------------                         ------------------------
     Joseph D. Gallagher                             Michael A. Pignataro
     Chief Executive Officer                         Chief Financial Officer
     March 5, 2004                                   March 5, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.